UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 11, 2023

Longeveron Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40060	47-2174146
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1951 NW 7th Avenue, Suite 520, Miami, Florida 33136

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 909-0840

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.001 par value per share	LGVN	The Nasdaq Capital Market
Transferable Subscription Rights	LGVNR	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On October 11, 2023, Longeveron Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with an institutional and accredited investor (the “Purchaser”) relating to the registered direct offering and sale of an aggregate of 2,365,000 shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”) and pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to 59,243 shares of Common Stock (the “Pre-Funded Warrant Shares”) at an exercise price of $0.001 per share, at a purchase price of $1.65 per share of Common Stock and a purchase price of $1.649 per Pre-Funded Warrant (the “Offering”). The shares of Common Stock, Pre-Funded Warrants and Pre-Funded Warrant Shares were offered by the Company pursuant to a prospectus supplement, dated October 11, 2023, and accompanying prospectus, in connection with a takedown from the Company’s shelf registration statement on Form S-3 (File No. 333-264142), which was declared effective by the Securities and Exchange Commission on April 14, 2022. A copy of the opinion of Buchanan Ingersoll & Rooney PC relating to the validity of the securities issued in the Offering is filed herewith as Exhibit 5.1.

In a concurrent private placement, the Company also agreed to sell to the Purchaser unregistered Series A warrants to purchase up to an aggregate of 2,424,243 shares of its Common Stock and unregistered Series B warrants to purchase up to an aggregate of 2,424,243 shares of its Common Stock (the “Warrants”) (collectively, the “Private Placement”). The unregistered Series A Warrants will have an exercise price of $1.65 per share, will become exercisable commencing on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Series A Warrants, and have a term of five and one-half years from the date of issuance. The unregistered Series B Warrants will have an exercise price of $1.65 per share, will become exercisable commencing on the effective date of stockholder approval of the issuance of the shares issuable upon exercise of the Series B Warrants, and have a term of eighteen months from the date of issuance. Each Warrant is exercisable for one share of Common Stock (a “Warrant Share”). The gross proceeds to the Company from the Offering and the Private Placement are expected to be approximately $4 million, before deducting placement agent fees and other offering expenses payable by the Company. The Company expects to use the net proceeds from the Offering and the Private Placement to fund the ongoing clinical and regulatory development of Lomecel-B™ and for capital expenditures, working capital and general corporate purposes. Neither the Warrants nor the Warrant Shares have been registered under the Securities Act of 1933, as amended.

Pursuant to an engagement letter, dated as of September 28, 2023, and the amendment thereto dated October 11, 2023 (as amended, the “Engagement Letter”), between the Company and H.C. Wainwright & Co., LLC (“Wainwright” or the “placement agent”), the Company agreed to pay the placement agent a cash fee equal to 7.0% of the gross proceeds received in the Offering and the Private Placement. The Company also agreed to pay the placement agent in connection with the Offering and the Private Placement a management fee equal to 1.0% of the gross proceeds raised in the Offering and Private Placement, $75,000 for non-accountable expenses and up to $15,950 for closing costs. In addition, the Company agreed to issue to the placement agent, or its designees, warrants to purchase up to 169,697 shares of Common Stock (the “Placement Agent Warrants”), which represents 7.0% of the aggregate number of shares of Common Stock sold in the Offering. The Placement Agent Warrants have substantially the same terms as the Warrants, except that the Placement Agent Warrants have an exercise price equal to $2.0625, or 125% of the offering price per share of Common Stock sold in the Offering, and a term of five years from the commencement of the sales pursuant to the Offering. In addition, upon any exercise for cash of any eighteen-months unregistered warrants issued to investors in a private placement, the Company shall pay Wainwright, within five (5) business days of the Company’s receipt of the exercise price, (i) a cash fee of 7.0% of the aggregate gross exercise price paid in cash with respect thereto, (ii) a management fee of 1.0% of the aggregate gross exercise price paid in cash with respect thereto, and (iii) warrants to purchase 7.0% of the eighteen-months unregistered warrants that have been exercised.

The Offering and Private Placement is expected to close on or about October 13, 2023, subject to the satisfaction of customary closing conditions.

Pursuant to the terms of the Purchase Agreement, the Company is prohibited from entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or securities convertible or exercisable into Common Stock for a period commencing on October 11, 2023 and expiring 60 days from the closing date of the Offering. Furthermore, the Company is also prohibited from entering into any agreement to issue Common Stock or Common Stock Equivalents (as defined in the Purchase Agreement) involving a Variable Rate Transaction (as defined in the Purchase Agreement), subject to certain exceptions, for a period commencing on October 11, 2023 and expiring one year from the closing date of the Offering.

The Warrants, the Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder were sold and issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act as transactions not involving a public offering and Rule 506 promulgated under the Securities Act as sales to accredited investors.

Pursuant to the Purchase Agreement, the Company agreed that, as soon as practicable (and in any event within 45 calendar days of the date of the Purchase Agreement), the Company shall file a registration statement on Form S-1 providing for the resale by the Purchaser of the shares issued and issuable upon exercise of the Warrants. The Company agreed to use commercially reasonable efforts to cause such registration statement to become effective within 120 days following the Closing Date and to keep such registration statement effective at all times until Purchaser does not own any Warrants or shares issuable upon exercise thereof. The foregoing is only a summary of the material terms of the Purchase Agreement, the Pre-Funded Warrants, the Warrants, and the other transaction documents, and does not purport to be a complete description of the rights and obligations of the parties thereunder. The summary of the form of Purchase Agreement, Pre-Funded Warrants, Series A Warrants, Series B Warrants and Placement Agent Warrants is qualified in its entirety by reference to the forms of such agreements, which are filed as exhibits to this Current Report and are incorporated by reference herein.

The foregoing summary and the exhibits hereto also are not intended to modify or supplement any disclosures about the Company in its reports filed with the SEC. In particular, the agreements and the related summary are not intended to be, and should not be relied upon, as disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The agreements contain representations and warranties by the Company, which were made only for purposes of that agreement and as of specified dates. The representations, warranties and covenants in the agreements were made solely for the benefit of the parties to the agreements; may be subject to limitations agreed upon by the contracting parties, including being subject to confidential disclosures that may modify, qualify or create exceptions to such representations and warranties; may be made for the purposes of allocating contractual risk between the parties to the agreements instead of establishing these matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, the Purchase Agreement is filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the date of the agreements, which subsequent information may or may not be fully reflected in our public disclosures.

Item 3.02. Unregistered Sales of Equity Securities.

The disclosures in Item 1.01 of this Form 8-K regarding the Warrants, and Warrant Shares, the Placement Agent Warrants and the shares of Common Stock issuable thereunder are incorporated by reference into this Item 3.02.

Item 8.01. Other Events.

On October 12, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is furnished herewith as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Pre-Funded Warrant
4.2	Form of Series A/B Common Stock Purchase Warrant
4.3	Form of Placement Agent Warrant
5.1	Opinion of Buchanan Ingersoll & Rooney PC
10.1	Form of Securities Purchase Agreement, dated October 11, 2023, by and between the Company and the Purchaser signatory thereto*
23.1	Consent of Buchanan Ingersoll & Rooney PC (included in Exhibit 5.1)
99.1	Press Release issued by the Company on October 12, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish copies of any of the omitted schedules upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGEVERON INC.

Date: October 13, 2023	/s/ Wa’el Hashad
	Name:	Wa’el Hashad
	Title:	Chief Executive Officer

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